UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  January 31, 2011

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237

2581 E. Kercher Road

Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2011, the following management changes occurred at Supreme Industries, Inc. (the “Company”):

Robert W. Wilson, 66, retired as President and Chief Operating Officer of the Company and President and Chief Executive Officer of the Company’s wholly-owned subsidiary, Supreme Indiana Operations, Inc. (“Supreme Indiana”) effective immediately.  He is remaining on the Board of Directors of the Company and will work with the Company in transitioning its leadership as a special advisor to the Board of Directors on special projects.  Mr. Wilson will continue to receive his current base salary as provided for in his employment contract during this transition period.

Herbert M. Gardner, 71, resigned as Chief Executive Officer of the Company; however, he is remaining as Chairman of the Board.  He will be involved in the transition of management of the Company.

Kim Korth, 56, was appointed President and Chief Executive Officer of the Company and Supreme Indiana in an interim capacity.  She is the sole owner and President of IRN Inc., a transportation advisory firm, which has been working with the Company since May 2010.  She was also appointed to the Board of Directors of the Company on January 31, 2011.  She has been appointed to a special committee which is assisting the Company’s leadership team during the transition period and is beginning the process of identifying and hiring a permanent President and Chief Executive Officer of the Company and Supreme Indiana.  Since 1995, Ms. Korth has been the sole owner and President of IRN Inc.  In appointing her to the Board of Directors, the Board of Directors considered that she has worked as a consultant to the Company, is an expert in strategic and operational planning and organizational design and has experience serving on both public company and private company boards.  She is a member of the Board of Directors of Stoneridge, Inc., an independent designer and manufacturer of highly engineered and electronic components, modules and systems for the medium and heavy duty truck, automotive, agricultural and off-highway vehicle markets.  During 2010, the Company paid IRN Inc. approximately $215,500 for consulting services.  The Company is currently negotiating an employment agreement with Ms. Korth.  There are no family relationships between Ms. Korth and any other executive officers or directors of the Company.

Item 7.01          Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a press release issued by the Company on February 3, 2011 regarding the management changes described above.

Pursuant to General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01          Financial Statements and Exhibits.

(d)      Exhibits.

Pursuant to General Instruction B.2 of Form 8-K, the following exhibit is furnished with this Form 8-K:

99.1    Press release of the Company dated February 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date:	February 4, 2011	By:	/s/ Jeffery D. Mowery
Jeffery D. Mowery
Chief Financial Officer